Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Citizens Community Bancorp, Inc.
Eau Claire, WI
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226268) and Form S‑8 (Nos. 333-127996 and 333-128252 and 333‑190877 and 333‑224042) of Citizens Community Bancorp, Inc. and Subsidiary of our report dated December 10, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10‑K.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
December 10, 2018